This copy of the document filed as an Exhibit excludes certain identified information because such information is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Omissions are designated by the symbol […***…]. The Boeing Company P.O. Box 3707 Seattle, WA 98124 2207 Page 1 BOEING PROPRIETARY WJE-PA-05130-LA-2104982 Allegiant Air, LLC 1201 N. Town Center Drive Las Vegas, NV 89144 Subject: […***…] Reference: Purchase Agreement No. PA-05130 (Purchase Agreement) between The Boeing Company (Boeing) and Allegiant Air, LLC (Customer) relating to model 737-7 aircraft (737-7 Aircraft) This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement will have the same meaning as in the Purchase Agreement. 1. […***…]. […***…]. 2. […***…]. 2.1 […***…] Purchase Agreement […***…] Boeing […***…] 2.2 Boeing […***…] Customer […***…]. 3. […***…]. Boeing […***…] Customer […***…]. 4. […***…] […***…] the following: 4.1 Customer will […***…] 4.1.1 […***…] 4.1.2. […***…] 4.1.3 […***…] 4.2 […***…]. 4.2.1 […***…]. 4.2.2 […***…].

WJE-PA-05130-LA-2104982 Page 2 BOEING PROPRIETARY 4.2.3 […***…]. 4.2.4 […***…]. 5. […***…]. 5.1 […***…] 5.2 […***…]. 6. […***…]. Customer […***…] 7. Assignment. Notwithstanding any other provisions of the Purchase Agreement, the rights and obligations described in this Letter Agreement are provided to Customer […***…] and cannot be assigned, in whole or in part, without the prior written consent of Boeing. […***…] 8. Confidentiality. The information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties. Customer will limit the disclosure of its contents to each of Customer and Customer affiliates’ employees, officers and directors, legal counsel, professional advisors and auditors, with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing unless disclosure is required by applicable law or court order, in which case, Customer shall (i) notify Boeing in writing of such disclosure requirement or request prior to making such disclosure, and will take steps to protect the information contained herein, and (ii) use reasonable efforts to obtain redaction and confidential treatment for the disclosed information or parts thereof. ACCEPTED AND AGREED TO this Date: ALLEGIANT AIR, LLC THE BOEING COMPANY

WJE-PA-05130-LA-2104982 Page 3 BOEING PROPRIETARY By: By: Name: Name: […***…] Title: Title: Attorney-In-Fact